Exhibit 10.12

INTERNATIONAL HOUSE OF PANCAKES

EMPLOYEE STOCK OWNERSHIP PLAN

As Amended and Restated Effective as of January 1, 2001

TABLE OF CONTENTS

SECTION

1. Nature of the Plan

2. Definitions

3. Eligibility and Participation

4. Employer Contributions

5. Investment of Trust Assets

6. Allocations to Participants’ Accounts

7. Allocation Limitation

8. Voting IHOP Stock; Tender Offers

9. Disclosure to Participants

10. Vesting and Forfeitures

11. Credited Service and Break in Service

12. When Capital Accumulation Will Be Distributed

13. In-Service Distributions

14. How Capital Accumulation Will Be Distributed

15. Leveraging Provisions

16. No Assignment of Benefits

17. Administration

18. Claims Procedure

19. Limitation on Participants’ Rights

20. Future of the Plan

21. “Top-Heavy” Contingency Provisions

22. Governing Law

23. Execution

INTERNATIONAL HOUSE OF PANCAKES

EMPLOYEE STOCK OWNERSHIP PLAN

As Amended and Restated Effective as of January 1, 2001

Section 1.  Nature of the Plan

The purpose of this Plan is to enable participating Employees to share in the growth and prosperity of IHOP Corp. (“IHOP”), to provide Participants with an opportunity to accumulate capital for their future economic security and to enable Participants to acquire stock ownership interests in IHOP.  Therefore, the Plan is designed to invest primarily in IHOP Stock.

The Plan, originally adopted effective as of May 7, 1987, and amended and restated in connection with the initial public offering of IHOP Stock, effective as of July 12, 1991, is hereby amended and restated effective as of January 1, 2001.  The Plan is a stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and an employee stock ownership plan under Section 4975(e)(7) of the Code.

In order to satisfy applicable requirements of the Code, as amended by the Small Business Job Protection Act of 1996, the last sentence in Section 3(c) is amended effective as of December 12, 1994, the definition of “Compensation,” “Employee” and “Highly Compensated Employee” are amended effective as of the first day of the  1997 Plan Year.  In order to satisfy applicable requirements of the Code, as amended by the Taxpayer Relief Act of 1997, the last sentence of Section 12(a) is amended effective as of the first day of the 1998 Plan Year.  All Trust Assets held under the Plan will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan and the related Trust Agreement.  The Plan is administered by an Administrative Committee for the exclusive benefit of Participants (and their Beneficiaries).

Section 2.  Definitions

In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall be deemed to include the other, the terms “he,” “his” and “him” shall refer to a Participant, and the capitalized terms shall have the following meanings:

Account	One of two accounts maintained to record the interest of a Participant. See Section 6.

Allocation Date

For Plan Years beginning before January 1, 2001, the Sunday closest to December 31st of each year (the last day of each Plan Year).  For Plan Years beginning on or after January 1, 2001, December 31st (the last day of the Plan Year).

Affiliate

Any corporation which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) or a group of trades or businesses (whether or not incorporated) that are under common control (within the meaning of Section 414(c) of the Code) of which IHOP Corp. is also a member.

Approved Absence	A leave of absence (without pay) granted to an Employee by IHOP under its established leave policy, including unpaid leave under the Family and Medical Leave Act of 1993. See Section 3(c).

Beneficiary	The person (or persons) entitled to receive any benefit under the Plan in the event of a Participant’s death. See Section 14(b).

Board of Directors	The Board of Directors of IHOP Corp.

Break in Service	A period of time commencing with the date on which an Employee’s Service terminates and ending on the date he resumes Service. See Section 11(b).

Capital Accumulation

A Participant’s vested, nonforfeitable interest in his Accounts under the Plan.  Each Participant’s Capital Accumulation shall be determined in accordance with the provisions of Section 10 and distributed as provided in Sections 12, 13 and 14.

Code	The Internal Revenue Code of 1986, as amended.

Committee	The Administrative Committee appointed by the Board of Directors to administer the Plan. See Section 17.

Compensation

The compensation of a Participant received from IHOP during the calendar year ending on or about the end of the Plan Year, as reported on the Participant’s Wage and Tax Statement (Form W-2), including amounts paid in cash as salary, wages, bonuses, overtime pay, tips and taxable fringe benefits as well as the amount of any elective deferrals made on a Participant’s behalf by IHOP to the 401(k) Plan for the Plan Year and any amounts withheld by IHOP pursuant to a “cafeteria plan” under Section 125 of the Code, but excluding any amount in excess of $200,000 ($170,000 for Plan Years ending on or before December 31, 2001) as adjusted after 2002 for increases in the cost of living pursuant to Section 401(a)(17) of the Code.

Credited Service	The elapsed period of an Employee’s Service. See Section 11(a).

Disability

The incapability of an Employee to perform his duties as an Employee as a result of a medically determinable physical or mental impairment that may be expected to result in death or to be of long, continued duration, determined by the Committee based upon the opinion of a physician approved by the Committee.  The decision of the Committee made in good faith shall be final.

Discretionary Contributions	Employer Contributions made in amounts determined by the Board of Directors. See Section 4(a) and (b).

Employee

Any individual who is treated as a common-law employee by IHOP; provided, however, that an independent contractor (or other individual) who is reclassified as a common law employee on a retroactive basis shall not be treated as having been an Employee for purposes of the Plan for any period prior to the date that he is so reclassified.  A “leased employee” is not an Employee for purposes of the Plan.  For this purpose, a “leased employee,” as described in Section 414(n)(2) of the Code, is any individual who is not treated as a common-law employee of IHOP or an Affiliate and who provides services to IHOP or an Affiliate if (A) such services are provided pursuant to an agreement between IHOP or an Affiliate and a leasing organization, (B) such individual has performed services for IHOP or an Affiliate on a substantially full-time basis for a period of at least one year, and (C) such services are performed under the primary direction or control of IHOP or an Affiliate.

Employer Contributions	Payments made to the Trust by IHOP. See Section 4.

ERISA	The Employee Retirement Income Security Act of 1974, as amended.

401(k) Plan	A plan (if any) maintained by IHOP which is a profit sharing plan under Section 401(a) of the Code that includes a “cash or deferred arrangement” under Section 401(k) of the Code.

Fair Market Value

The fair market value of IHOP Stock, determined by the Committee by reference to prevailing market prices on the National Association of Securities Dealers Automated Quotation System, National Market System; provided, that, if IHOP Stock is traded on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934, fair market value shall be determined by reference to prevailing market prices on such exchange.

Forfeiture	The nonvested portion of a Participant’s Accounts which does not become part of his Capital Accumulation and which is forfeited under Section 10(b).

Highly Compensated Employee

An Employee who (1) was a “5% owner” (as defined in Section 416(i)(1)(B)(i) of the Code) at any time during the Plan Year or the preceding Plan Year, or (2) received Compensation in excess of $85,000 in the preceding Plan Year and, if so elected by IHOP Corp., was in the top-paid 20% group of Employees for such preceding Plan Year; provided, however, that if such “top-paid group” election is made by IHOP Corp. for any Plan Year, the “top-paid group” election must also be applied to all employee benefit plans maintained by IHOP or an Affiliate.  The $85,000 amount shall be adjusted after 2001 for increases in the cost of living pursuant to Section 414(q)(1) of the Code.

Hour of Service	Each hour of Service for which an Employee is credited under the Plan, as described in Section 3(d).

IHOP

IHOP Corp., a Delaware corporation, International House of Pancakes, Inc., a Delaware corporation, and any other Affiliate which is designated by the Board of Directors and which adopts the Plan for the benefit of its Employees.

IHOP Stock	Shares of Common Stock, par value $.01 per share, issued by IHOP Corp.

IHOP Stock Account	The Account which reflects each Participant’s interest in IHOP Stock held under the Plan. See Section 6.

Other Investments Account	The Account which reflects each Participant’s interest under the Plan attributable to Trust Assets other than IHOP Stock. See Section 6.

Participant	Any Employee or former Employee who has met the applicable eligibility requirements of Section 3(a) and who has not yet received a complete distribution of his Capital Accumulation.

Plan	The International House of Pancakes Employee Stock Ownership Plan, which includes this Plan and the related Trust Agreement.

Plan Year

Before January 1, 2001, the 52— or 53-week period ending on each Allocation Date (and coinciding with each fiscal year of IHOP Corp.), which period shall also be the “limitation year” for purposes of Section 415 of the Code.  On and after January 1, 2001, the calendar year.

Retirement	Termination of Service after attaining age 65.

Safe Harbor Contributions	Employer Contributions made to the Plan in accordance with Section 401(k)(12)(C) of the Code to satisfy the nondiscrimination requirements applicable to the 401(k) Plan. See Section 4(b).

Service

Employment with IHOP or an Affiliate; provided, however, that periods of employment with an employer during which the employer was not an Affiliate shall not be included as Service.  Service shall also include an individual’s employment with IHOP or an Affiliate as required under Section 414(n)(4)(B) of the Code.

Statutory Compensation

The total remuneration paid to an Employee by IHOP during the Plan Year for personal services rendered, including the amount of any elective deferrals made on his behalf by IHOP to the 401(k) Plan for the Plan Year and any amounts withheld by IHOP pursuant to a “cafeteria plan” under Section 125 of the Code, but excluding employer contributions to a plan of deferred compensation, amounts realized in connection with stock options and amounts which receive special tax benefits.

Trust	The International House of Pancakes Employee Stock Ownership Trust, maintained pursuant to the Trust Agreement entered into between IHOP Corp. and the Trustee.

Trust Agreement	The Agreement between IHOP Corp. and the Trustee specifying the duties of the Trustee.

Trust Assets	The IHOP Stock (and other assets) held in the Trust for the benefit of Participants. See Section 5.

Trustee	The Trustee (and any successor Trustee) appointed by the Board of Directors to hold the Trust Assets.

Section 3.  Eligibility and Participation

(a)           Each Employee who was a Participant on January 1, 2001, shall continue as a Participant in the Plan.  Each other Employee shall become a Participant on the first Entry Date coinciding with or next following the date on which he has completed one year of Service (in which he is credited with at least 1000 Hours of Service).  For purposes of this Section 3(a), Entry Date shall mean the first day of each Plan Year and the date six months after the first day of each Plan Year.  For this purpose, the eligibility computation period for determining the one year of Service shall initially be the period of 12 consecutive months beginning with the

Employee’s initial Hour of Service and thereafter shall be the period of 12 consecutive months beginning on each anniversary of his completion of his initial Hour of Service.

In the event that the terms of Service of any Employee are covered by a collective bargaining agreement, the Employee shall not be eligible to participate in the Plan unless the terms of such agreement specifically provide for participation in this Plan.

Notwithstanding the foregoing, for the purpose of sharing in the allocation of Safe Harbor Contributions only, an Employee shall become a Participant in the Plan as of the date he first becomes eligible to make elective deferrals under the 401(k) Plan.

(b)           A Participant is entitled to share in the allocations of Discretionary Contributions and Forfeitures under Section 6(a) for each Plan Year in which he is credited with more than 500 Hours of Service (regardless of whether he is an Employee on the Allocation Date).  A Participant is also entitled to share in the allocations of Discretionary Contributions and Forfeitures for the Plan Year of his Retirement, Disability or death.  Effective January 1, 2001, a Participant is entitled to share in the allocations of Safe Harbor Contributions under Section 6(b) for each Plan Year in which he is eligible to make elective deferrals under the 401(k) Plan (without regard to whether he actually elects to make such elective deferrals).

(c)           A former Participant who is reemployed by IHOP shall become a Participant as of the date of his reemployment if he is then an eligible Employee. A former Employee who is reemployed by IHOP and has previously satisfied the eligibility requirements of Section 3(a) shall become a Participant as of the date of his reemployment.  An Employee who is on an Approved Absence shall not become a Participant until the end of his Approved Absence, but a Participant who is on an Approved Absence shall continue as a Participant during the period of his Approved Absence.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(d)           Hours of Service - For purposes of determining the Hours of Service to be credited to an Employee under the Plan, the following rules shall be applied:

(1)                                  Hours of Service shall include each hour of Service for which an Employee is paid (or entitled to payment) for the performance of duties; each hour of Service for which an Employee is paid (or entitled to payment) for a period during which no duties are performed due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or paid leave of absence; and each additional hour of Service for which back pay is either awarded or agreed to (irrespective of mitigation of damages); provided, however, that not more than 501 Hours of Service shall be credited for a single continuous period during which an Employee does not perform any duties.

(2)                                  The crediting of Hours of Service shall be determined in accordance with the rules set forth in paragraphs (b) and (c) of Section 2530.200b-2 of the regulations prescribed by the Department of Labor, which rules shall be consistently applied with respect to all Employees within the same job classification.

(3)                                  Hours of Service shall not be credited to an Employee for a period during which no duties are performed if payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws, and Hours of Service shall not be credited on account of any payment made or due an Employee solely in reimbursement of medical or medically-related expenses.

Section 4.  Employer Contributions

(a)           Discretionary Contributions - Discretionary Contributions shall be paid to the Trustee for each Plan Year in such amounts (or under such formula) as may be determined by the Board of Directors.

(b)           Safe Harbor Contributions — Safe Harbor Contributions shall be paid to the Trustee for each Plan Year beginning after December 31, 2000, in which IHOP wishes to satisfy the nondiscrimination requirements applicable to the 401(k) Plan by using the alternative method described in Section 401(k)(12)(A) and (C) of the Code; provided, however, that Safe Harbor Contributions may be made only if IHOP has provided a notice to each 401(k) Plan participant which satisfies the requirements of Section 401(k)(12)(D) of the Code.  The amount of such Safe Harbor Contributions shall be equal to 3% of the Compensation of all Participants entitled to share in the allocation of Safe Harbor Contributions under Section 3(b) for that Plan Year.

(c)           Payment of Employer Contributions - Employer Contributions for each Plan Year shall be paid to the Trustee not later than the due date (including extensions) for filing IHOP’s Federal income tax return for the Plan Year.  Employer Contributions may be paid in cash and/or in shares of IHOP Stock, as determined by the Board of Directors.  The amount of any Employer Contributions that are paid in shares of IHOP Stock shall be valued based upon Fair Market Value as of the date the shares are issued to the Trust.

(d)           Additional Provisions - Employer Contributions shall not be made for any Plan Year in amounts which can be allocated to no Participant’s Accounts by reason of the allocation limitation described in Section 7 or in amounts which are not deductible under Section 404(a) of the Code.  Any Employer Contributions which are not deductible under Section 404(a) of the Code may be returned to IHOP by the Trustee (upon the direction of IHOP) within one year after the deduction is disallowed or after it is determined that the deduction is not available.  In the event that Employer Contributions are paid to the Trust by reason of a mistake of fact, such

Employer Contributions may be returned to IHOP by the Trustee (upon the direction of IHOP) within one year after the payment to the Trust.

(e)           Participant Contributions - No Participant shall be required or permitted to make contributions to the Trust.

Section 5.  Investment of Trust Assets

(a)           In General - Trust Assets will be invested by the Trustee primarily (or exclusively) in IHOP Stock in accordance with directions from the Committee.  Employer Contributions (and other Trust Assets) may be used to acquire shares of IHOP Stock from any IHOP stockholder (through open-market purchases or privately-negotiated transactions) or from IHOP.  All purchases of IHOP Stock by the Trustee shall be made only as directed by the Committee and only at prices which do not exceed Fair Market Value as of the date of the purchase.  The Committee may direct the Trustee to invest and hold up to 100% of the Trust Assets in IHOP Stock.  The Trustee may also invest Trust Assets in such other prudent investments as the Committee deems to be desirable for the Trust, or Trust Assets may be held temporarily in cash.

(b)           Sales of IHOP Stock - With the written approval of the Board of Directors, the Committee may direct the Trustee to sell shares of IHOP Stock to any person (including IHOP); provided that any such sale must be made at a price not less than Fair Market Value as of the date of the sale; provided, further that any such sale shall comply with all applicable Federal and state securities laws.  Any decision by the Committee to direct the Trustee to sell (or otherwise dispose of) IHOP Stock under this Section 5(b) or under Section 15(c) must comply with the fiduciary duties applicable under Section 404(a)(1) of ERISA and with the primary benefit rule of Section 408(b)(3)(A) of ERISA and Section 4975(d)(3)(A) of the Code, if applicable.  Any sale of IHOP Stock pursuant to a tender or exchange offer shall be subject to the provisions of Section 8(b).

Section 6.  Allocations to Participants’ Accounts

An IHOP Stock Account and an Other Investments Account shall be maintained to reflect the interest of each Participant.

IHOP Stock Account - The IHOP Stock Account maintained for each Participant will be credited annually with his allocable share of IHOP Stock (including fractional shares) purchased and paid for by the Trust or contributed in kind to the Trust as an Employer Contribution, with any Forfeitures from IHOP Stock Accounts, with any stock dividends on IHOP Stock allocated to his IHOP Stock Account and with any cash dividends reinvested in IHOP Stock pursuant to his election under Section 13(a).

Other Investments Account - The Other Investments Account maintained for each Participant will be credited annually with his allocable share of Employer Contributions that are not in the form of IHOP Stock, with any Forfeitures from Other Investments Accounts, with any cash dividends on IHOP Stock allocated to his IHOP Stock Account (other than dividends currently available for distribution) and any net income (or loss) of the Trust.  Such Account will be debited for the Participant’s share of any cash payments made by the Trustee for the acquisition of IHOP Stock.

Safe  Harbor Sub-Accounts - A sub-account of each Participant’s IHOP Stock Account and Other Investments Account shall be maintained to reflect his interest (if any) attributable to Safe Harbor Contributions.

The allocations to Participants’ Accounts for each Plan Year will be made as follows:

(a)           Discretionary Contributions and Forfeitures - Discretionary Contributions under Section 4(a) and Forfeitures under Section 10(b) for each Plan Year will be allocated as of the Allocation Date among the Accounts of Participants so entitled under Section 3(b) in the ratio that the Compensation of each such Participant bears to the total Compensation of all such Participants, subject to the allocation limitation described in Section 7.

(b)           Safe Harbor Contributions - Safe Harbor Contributions under Section 4(b) for each Plan Year will be allocated as of the Allocation Date among the Accounts of Participants so entitled under Section 3(b) in an amount equal to 3% of Compensation for each such Participant.

(c)           Net Income (or Loss) of the Trust - The net income (or loss) of the Trust for each Plan Year will be determined as of the Allocation Date.  Prior to the allocation of Employer Contributions and Forfeitures for the Plan Year, each Participant’s share of any net income (or loss) will be allocated to his Other Investments Account in the ratio that the total balance of both his Accounts on the preceding Allocation Date (reduced by any distribution of Capital Accumulation from such Account during the Plan Year) bears to the sum of such Account balances for all Participants as of that date.  The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Assets (other than IHOP Stock), interest income, dividends and other income and gains (or losses) attributable to Trust Assets (other than any dividends on allocated IHOP Stock) since the preceding Allocation Date, reduced by any expenses charged to the Trust Assets for that Plan Year.

(d)           Dividends on IHOP Stock - Any cash dividends received on shares of IHOP Stock allocated to Participants’ IHOP Stock Accounts will be allocated to the respective Other

Investments Accounts of such Participants.  Any cash dividends received on unallocated shares of IHOP Stock shall be included in the computation of the net income (or loss) of the Trust.  Any stock dividends received on IHOP Stock shall be credited to the Accounts to which such IHOP Stock was allocated.  Any cash dividends which are currently available for distribution to Participants (or their Beneficiaries) under Section 13(a) shall not be credited to their Other Investments Accounts.

(e)           Accounting for Allocations - The Committee shall establish accounting procedures for the purpose of making the allocations to Participants’ Accounts provided for in this Section 6.  The Committee shall maintain adequate records of the aggregate cost basis of IHOP Stock allocated to each Participant’s IHOP Stock Account.  From time to time, the Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Section 6 and the requirements of the Code and ERISA.

Section 7.  Allocation Limitation

The Annual Additions for each Plan Year with respect to any Participant may not exceed the lesser of:

(1)           100% of his Statutory Compensation; or

(2)                                  $40,000, as adjusted for increases in the cost of living pursuant to Section 415(d)(1)(C) of the Code.

For the Plan Years before 2002, “25%” shall be substituted for “100%” and “$30,000” shall be substituted for “$40,000” in the preceding sentence.

For this purpose, “Annual Additions” shall be the total of the Employer Contributions and Forfeitures (including any income attributable to Forfeitures) allocated to the Accounts of a Participant for the Plan Year, plus any employer contributions (including elective contributions) and forfeitures (if any) made on his behalf under the 401(k) Plan for the Plan Year.  In determining such Annual Additions, Forfeitures of IHOP Stock shall be included at the Fair Market Value as of the Allocation Date and Employer Contributions in the form of Company Stock shall be included at the Fair Market Value as of the date such shares are issued to the Trust.

If the aggregate amount that would be allocated to the Accounts of a Participant in the absence of these limitations would exceed the amount set forth in these limitations, the amount of any elective contributions made on his behalf under the 401(k) Plan shall be returned to him (together with any income attributable thereto) prior to reducing the allocations to his Accounts under this Plan.  Any Forfeitures which can be allocated to no Participant’s Accounts by reason of this limitation shall be credited to a “Forfeiture Suspense Account” and allocated as Forfeitures under Section 6(a) for the next succeeding Plan Year (prior to the allocation of Employer Contributions for such succeeding Plan Year).

Section 8.  Voting IHOP Stock; Tender Offers

(a)           Voting Rights - All IHOP Stock in the Trust shall be voted by the Trustee only as directed in accordance with the provisions of this Section 8(a).  Each Participant (or Beneficiary) will be entitled to instruct the Trustee as to the manner in which shares of IHOP Stock then allocated to his IHOP Stock Account are to be voted.  Each Participant (or Beneficiary) shall be provided with the proxy statement and other materials provided to stockholders of IHOP Corp. in connection with each stockholder meeting, together with a form upon which confidential voting instructions may be given to the Trustee.  The Trustee shall not disclose the voting instructions of any individual Participant (or Beneficiary) to IHOP Corp. or the Committee.  Any allocated shares of IHOP Stock with respect to which voting instructions are not received from Participants (or Beneficiaries) and any shares of IHOP Stock which are not then allocated to Participants’ Accounts shall be voted by the Trustee in the same proportions as the shares with respect to which instructions are received from Participants (or Beneficiaries).

(b)           Tender Offer - In the event that there should be a tender or exchange offer for IHOP Stock, the response to such an offer with respect to shares held in the Trust shall be determined as provided in this Section 8(b).  Each Participant (or Beneficiary) will be entitled to instruct the Trustee as to the manner in which to respond to any such offer with respect to shares of IHOP Stock then allocated to his IHOP Stock Account, as well as a proportionate number of any shares of IHOP Stock which are not then allocated to Participants’ IHOP Stock Accounts.  Each Participant (or Beneficiary) shall be provided with the tender or exchange offer materials provided to stockholders of IHOP Corp. in connection with the tender or exchange offer, together with a form upon which confidential instructions relating to the tender or exchange offer may be given to the Trustee.  The Trustee shall not disclose the instructions of any individual Participant (or Beneficiary) to IHOP Corp. or the Committee.  Any shares of IHOP Stock with respect to which Participants (or Beneficiaries) do not provide instructions will not be tendered.

Section 9.  Disclosure to Participants

(a)           Summary Plan Description - Each Participant shall be furnished with the summary plan description of the Plan required by Sections 102(a)(1) and 104(b)(1) of ERISA.  Such summary plan description shall be updated from time to time as required under ERISA and U.S. Department of Labor regulations thereunder.

(b)           Summary Annual Report - Within two months after the due date for the filing of the annual return/report (Form 5500) for the Plan with the U.S. Department of Labor’s Pension and Welfare Benefits Administration, each Participant shall be furnished with the summary annual report of the Plan required by Section 104(b)(3) of ERISA, in the form prescribed in regulations of the U.S. Department of Labor.

(c)           Annual Statement - Following each Allocation Date, each Participant shall be furnished with a statement reflecting the following information:

(1)                                  The balances (if any) in his Accounts as of the beginning of the Plan Year.

(2)                                  The amount of Employer Contributions and Forfeitures allocated to his Accounts for that Plan Year.

(3)                                  The adjustments to his Accounts to reflect his share of dividends (if any) on IHOP Stock and any net income (or loss) of the Trust for that Plan Year.

(4)                                  The new balances in his Accounts, including the number of shares of IHOP Stock allocated to his IHOP Stock Account and the Fair Market Value as of that Allocation Date.

(5)                                  His number of years of Credited Service and his vested percentage in his Account balances (under Sections 10 and 11) as of that Allocation Date.

(d)           Additional Disclosure - IHOP Corp. shall make available for examination by any Participant copies of the Plan, the Trust Agreement and the latest annual return/report of the

Plan filed (on Form 5500) with the U.S. Department of Labor.  Upon written request of any Participant, IHOP Corp. shall furnish copies of such documents and may make a reasonable charge to cover the cost of furnishing such copies, as provided in regulations of the U.S. Department of Labor.

Section 10.  Vesting and Forfeitures

(a)           Vesting -

(1)           A Participant’s interest in his Accounts shall become 100% vested and nonforfeitable without regard to his Credited Service if he (1) is employed by IHOP or an Affiliate on or after attaining age 65, (2) terminates Service by reason of Disability, or (3) dies while employed by IHOP or an Affiliate; provided, however, that a Participant’s interest in his Account attributable to Safe Harbor Contributions shall be 100% vested and nonforfeitable at all times.

(2)           Except as otherwise provided in Section 10(a)(1) and 13(a), a Participant’s interest in his Accounts shall become vested and nonforfeitable in accordance with the following schedule:

Credited Service Under Section 11	Nonforfeitable Percentage

Less than Two Years	0%

Two Years	25%

Three Years	50%

Four Years	75%

Five Years or More	100%

(b)           Forfeitures - If a Participant is not fully vested in the final balances in his Accounts, the nonvested portion of his Account balances will become a Forfeiture as of the date on which he incurs a one-year Break in Service.  All Forfeitures will be reallocated to the Accounts of remaining Participants, as provided in Section 6(a), as of the Allocation Date coinciding with or next following the date the Forfeitures occurred.

(c)           Restoration of Forfeited Amounts - If a Participant is reemployed prior to the occurrence of a five-consecutive-year Break in Service, the portion of his Accounts (attributable to the prior period of Service) that was forfeited shall be restored as if there had been no Forfeiture.  Such restoration shall be made out of Forfeitures occurring in the Plan Year of reemployment (prior to allocation under Section 6(a)).  To the extent such Forfeitures are not sufficient, IHOP Corp. shall make a special contribution to the Participant’s restored Accounts.  Any amount so restored to a Participant shall not constitute an Annual Addition under Section 7.

(d)           Vesting Upon Reemployment - If a Participant who is not 100% vested receives a distribution of his Capital Accumulation prior to the occurrence of a five-consecutive-year Break in Service and he is re-employed prior to the occurrence of such a Break in Service, the portion of his Accounts which was not vested (including any restored Accounts) shall be maintained separately until he becomes 100% vested.  His vested and nonforfeitable percentage in such separate Accounts upon his subsequent termination of Service shall be equal to:

X-Y
100%-Y

For purposes of applying this formula, X is the vested percentage at the time of the subsequent termination, and Y is the vested percentage at the time of the prior termination.

Section 11.  Credited Service and Break in Service

(a)           General Rule - An Employee’s Credited Service shall include each period of his Service, computed (in full years and days) from the date he is first credited with an Hour of Service until the date on which his Service terminates.  An Employee’s Credited Service shall be determined by aggregating all the periods required to be taken into account under this Section 11.  A Break in Service that does not exceed one year and the first year of an Approved Absence shall be included in an Employee’s Credited Service.

(b)           Break in Service - A one-year Break in Service shall occur one year after the date of an Employee’s termination of Service.  A five-year Break in Service shall occur five years after the date of an Employee’s termination of Service.  A Break in Service shall end in the event of an Employee’s reemployment.  For purposes of determining the period of an Employee’s Break in Service, the date of termination of Service for an Employee who is absent by reason of a maternity/paternity absence, as described in Section 411(a)(6)(E)(i) of the Code, or an unpaid leave covered by the Family and Medical Leave Act of 1993, shall be the second anniversary of such termination.  The period between the first and second anniversaries of the first day of such absence shall be neither a year of Credited Service or a Break in Service.  An Approved Absence shall not be a Break in Service.

For the purposes of this Section 11(b), a “maternity/paternity absence” means an Employee’s absence by reason of (A) the (i) pregnancy of an Employee, (ii) birth of a child of an Employee or (iii) placement of a child with an Employee in connection with the adoption of such child by such Employee, or (B) for purposes of caring for a child described in clause (A) for a period beginning immediately following such birth or placement.

(c)           Reemployment - If a former Employee is reemployed after a one-year Break in Service, new Accounts will be established to reflect his interest in the Plan attributable to Service after the Break in Service and the following special rules shall apply in determining his Credited Service:

(1)                                  After he completes one Plan Year of Credited Service following reemployment, his Credited Service with respect to his new Accounts shall include his Credited Service accumulated prior to the Break in Service.  However, in the case of a Participant who is reemployed after a five-consecutive-year Break in Service and who has not attained a vested interest under the Plan, Service prior to the Break in Service shall not be included in determining his Credited Service.

(2)                                  If he is reemployed after the occurrence of a five-consecutive-year Break in Service, Credited Service after such Break in Service shall not increase his vested interest in his Accounts attributable to Service prior to the Break in Service.

Section 12.  When Capital Accumulation Will Be Distributed

(a)           Except as otherwise provided in Sections 12(c) and 13, a Participant’s Capital Accumulation will be distributed following his termination of Service.  The Committee shall establish a written distribution policy (which may be modified from time to time) and shall be applied to Participants in a nondiscriminatory manner.  If the value of a Participant’s Capital Accumulation (at the time a distribution would otherwise commence under this Section 12) exceeds $5,000, no portion of his Capital Accumulation may be distributed to him without his written consent before he attains age 65.

(b)           In the event of a Participant’s Retirement, Disability or death, distribution of his Capital Accumulation shall be made in a lump sum prior to the Allocation Date of the Plan Year following the Plan Year in which his Retirement, Disability or death occurs.  If a Participant’s Service terminates for any other reason, distribution of his Capital Accumulation shall be made in a lump sum prior to the Allocation Date of the sixth Plan Year following the Plan Year in which his Service terminates (unless he is reemployed by IHOP).

(c)           Distribution of his Capital Accumulation shall commence not later than 60 days after the Allocation Date coinciding with or next following the latest of (1) the date of his 65th birthday, (2) the 10th anniversary of the date he became a Participant, or (3) the date he terminates Service.  The distribution of the Capital Accumulation of any Participant who attains age 70½ in a calendar year and either (1) has terminated Service or (2) is a “5% owner” (as defined in Section 416(i)(1)(B)(i) of the Code) must commence not later than April 1st of the next calendar year and must be made in accordance with the regulations under Section 401(a)(9) of the Code, including Section 1.401(a)(9)-2; provided, however, that distributions shall be offered to any other Participant who attains age 70½ before January 1, 2001, to the extent required by Sections 401(a)(9) and 411(d)(6) of the Code and the regulations issued thereunder.  If the amount of a Participant’s Capital Accumulation cannot be determined (by the Committee) by the date on which a distribution is to commence, or if the Participant cannot be located, distribution of his Capital Accumulation shall commence within 60 days after the date on which his Capital Accumulation can be determined or after the date on which the Committee locates the Participant.

(d)           If any part of a Participant’s Capital Accumulation is retained in the Trust after his Service ends, his Accounts will continue to be treated as described in Section 6.  However,

except as otherwise provided in Section 3(b), such Accounts shall not be credited with any additional Employer Contributions and Forfeitures.  The Committee may determine (based upon a nondiscriminatory policy) that the Capital Accumulations of former Employees will be diversified and invested in Trust Assets other than IHOP Stock.

Section 13.  In-Service Distributions

(a)           Cash Dividends - If so determined by the Board of Directors, any cash dividends payable on IHOP Stock allocated to the IHOP Stock Accounts of Participants may be paid currently (or within 90 days after the end of the Plan Year in which the dividends are paid to the Trust) in cash by the Trustee to such Participants (or their Beneficiaries) on a nondiscriminatory basis, or IHOP Corp. may pay such dividends directly to the Participants (or Beneficiaries).

If so determined and to the extent specified by the Board of Directors, a Participant may be offered the opportunity to elect to have cash dividends payable on Company Stock allocated to their Company Stock Accounts paid directly to the Participant in accordance with the provisions of the preceding paragraph or to have such cash dividends reinvested in Company Stock and accumulated in sub-accounts of his Company Stock Accounts (“Reinvested Dividend Accounts”).  A Participant’s interest in his Reinvested Dividend Account shall be 100% vested and non-forfeitable at all times.  Any elections by Participants shall be made at the time and in the manner determined by the Committee. If the reinvestment of dividends requires registration and/or qualification of the securities under applicable Federal or state securities laws, then the Company, at its own expense, will take, or cause to be taken, any and all actions necessary or appropriate to effect such registration and/or qualification.

Any elections and/or distributions of cash dividends may be limited to Participants who are still Employees, may be limited to dividends on shares of IHOP Stock which are then vested or may be applicable to cash dividends on all shares allocated to Participants’ IHOP Stock Accounts.

(b)           Diversification - A Participant who has attained age 55 and completed at least ten Years of Participation in the Plan shall be notified of his right to elect to “diversify” a portion of the balance in his IHOP Stock Account , as provided in Section 401(a)(28)(B) of the Code.  An election to “diversify” must be made on the prescribed form and filed with the Committee within the 90-day period immediately following the Allocation Date of a Plan Year in the Election Period.  For purposes of this Section 13(b), “Years of Participation” includes only those Plan Years in which the Participant is entitled to receive an allocation of any Employer Contributions or Forfeitures under Section 3(b), and the “Election Period” means the period of six consecutive Plan Years beginning with the Plan Year in which the Participant first becomes eligible to make an election.

For each of the first five Plan Years in the Election Period, the Participant may elect to “diversify” up to 25% of the number of shares of IHOP Stock then allocated to his IHOP Stock Account (including for this purpose any shares of IHOP Stock distributed or withdrawn during the Election Period), less all shares with respect to which an election under this Section 13(b) was previously made.  In the case of the sixth Plan Year in the Election Period, the Participant may elect to “diversify” up to 50% of the number of shares of IHOP Stock then allocated to his IHOP Stock Account (including for this purpose any shares of IHOP Stock distributed or withdrawn during the Election Period), less all shares with respect to which an election under this Section 13(b) was previously made.  No election shall be permitted if the balance in a

Participant’s IHOP Stock Account as of the Allocation Date of the first Plan Year in the Election Period has a Fair Market Value of $500 or less, unless and until the balance in his IHOP Stock Account as of a subsequent Allocation Date in the Election Period exceeds $500.

The Committee shall determine whether “diversification” will be effected by transferring cash (representing that portion of a Participant’s Account with respect to which a “diversification” election is made) to the 401(k) Plan for the Participant’s benefit (so long as at least three investment funds (other than IHOP Stock) are made available for investment by Participants under the 401(k) Plan) or by distributing to the Participant in IHOP Stock or in cash (as determined by the Committee) the portion of their Account with respect to which a “diversification” election is made.  Any transfer to the 401(k) Plan under this Section 13(b) shall occur no earlier than 30 days after Forms 5310-A with respect to such transfer have been filed with the Internal Revenue Service (if required), but not later than the time when a distribution under this Section 13(b) would have been required.  Any distribution under this Section 13(b) shall be made within 90 days after the 90-day period in which the election may be made and shall be subject to the provisions of Sections 12(c), (d) and (e).  Any distribution made in the form of IHOP Stock shall be subject to the provisions of Section 12(b).

Any withdrawal under this Section 14(b) from a Participant’s Account shall be made only from the portion of a Participant’s Account that is not attributable to Safe Harbor Contributions.  In the event that a Participant elects to withdraw an amount that would exceed such portion, the excess amount attributable to Safe Harbor Contributions will be transferred to the 401(k) Plan on his behalf (so long as at least three investment funds (other than IHOP Stock) are made available under the 401(k) Plan).

Section 14.  How Capital Accumulation Will Be Distributed

(a)           The Trustee will make distributions from the Trust only as directed by the Committee.  Distribution of a Participant’s Capital Accumulation will be made in whole shares of IHOP Stock, cash or a combination of both, as determined by the Committee; provided, however, that the Committee shall notify the Participant of his right to demand distribution of his Capital Accumulation entirely in whole shares of IHOP Stock (with only the value of any fractional share paid in cash).  Shares of IHOP Stock distributed by the Trustee shall be readily tradable on an established securities market.

(b)           Distribution of a Participant’s Capital Accumulation will be made to the Participant if he is living, and if not, to his Beneficiary.  In the event of a Participant’s death, his Beneficiary shall be his surviving spouse, or if none, his estate.  A Participant (with the written consent of his spouse, if any, acknowledging the effect of the consent and witnessed by a notary public) may designate a different Beneficiary or Beneficiaries from time to time by filing a written designation with the Committee.  A Participant may also designate a contingent Beneficiary by filing a written designation with the Committee.  A deceased Participant’s entire Capital Accumulation shall be distributed to his Beneficiary on or before December 31st of the calendar year that includes the fifth anniversary of his death.

(c)           IHOP Corp. shall furnish the recipient of a distribution with the tax consequences explanation required by Section 402(f) of the Code and shall comply with the withholding requirements of Section 3405 of the Code and of any applicable state law with respect to distributions from the Trust (other than any dividend distributions under Section 13(a)).  If the Committee so elects for a Plan Year, distributions to Participants may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the regulations under the Code is given ; provided, however, that no such distribution to a Participant shall be made unless (1) the Participant is informed that he has a right to a period of at least 30 days after receiving the notice to consider whether or not to consent to a distribution (or a particular distribution option), and (2) the Participant affirmatively elects to receive a distribution after receiving the notice.

(d)           Shares of IHOP Stock held or distributed by the Trustee may include such legend restrictions on transferability as IHOP Corp. may reasonably require in order to assure compliance with applicable Federal and state securities laws.  No shares of IHOP Stock held or distributed by the Trustee may be subject to a put, call or other option, or buy-sell or similar arrangement.  The provisions of this Section 14(d) shall continue to be applicable to IHOP Stock held by the Trustee even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

(e)           If a distribution of a Participant’s Capital Accumulation is not:  (i) one of a series of annual installments over a period of ten years (or more); (ii) the minimum amount required to be distributed pursuant to the second sentence of Section 12(c); or (iii) a hardship withdrawal (an “eligible rollover distribution”), the Committee shall notify the Participant (or any spouse or former spouse who is his alternate payee under a “qualified domestic relations order” (as defined in Section 414(p) of the Code or the surviving spouse of the Participant) of his right to elect to have the “eligible rollover distribution” paid directly to an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) that is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, a qualified trust described in Section 401(a) of the Code or a qualified annuity plan described in Section 403(a) of the Code (and for transfers after December 31, 2001, a transfer to an annuity described in Section 403(b) of the Code or to an eligible deferred compensation plan described in Section 457(b) of the Code) that accepts “eligible rollover distributions.”  Any election under this Section 14(e) shall be made and effected in accordance with such rules and procedures as may be established from time to time by the Committee in order to comply with Section 401(a)(31) of the Code.

Section 15.  Leveraging Provisions

(a)           The Plan is designed to be available as a technique of corporate finance to IHOP Corp.  Accordingly, it may be used to receive loans (or other extensions of credit) to finance the acquisition of IHOP Stock (“Acquisition Loan”), with payments on such loans to be paid by Employer Contributions to the Trust and cash dividends received on Financed Shares.  The provisions of this Section 15 shall become applicable if the Plan incurs an Acquisition Loan.

(b)           Acquisition Loans - With the written approval of the Board of Directors, the Committee may direct the Trustee to incur Acquisition Loans from time to time to finance the acquisition of IHOP Stock (“Financed Shares”) or to repay a prior Acquisition Loan.  An installment obligation incurred in connection with the purchase of IHOP Stock shall be treated as an Acquisition Loan, and all indebtedness incurred to acquire IHOP Stock in a single transaction shall be treated as one Acquisition Loan for purposes of the Plan.  An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default.

An Acquisition Loan may be secured by a pledge of the Financed Shares so acquired (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced).  No other Trust Assets may be pledged as collateral for an Acquisition Loan, and no person shall have recourse against Trust Assets except for Financed Shares remaining pledged.  Any pledge of

Financed Shares must provide for the release of the shares so pledged as payments on the Acquisition Loan are made by the Trustee and such Financed Shares are allocated to Participants’ IHOP Stock Accounts under Section 15(d).  If the lender is a party in interest (as defined in ERISA), any pledge of Financed Shares must provide the transfer of Trust Assets on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

(c)           Acquisition Loan Payments - Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee (as directed by the Committee) only from Employer Contributions paid in cash to enable the Trust to make payments on such Acquisition Loan, from earnings attributable to such Employer Contributions and from any cash dividends received by the Trust on the Financed Shares (whether allocated or unallocated) purchased with the proceeds of such Acquisition Loan; and the payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum of such Employer Contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years.  If IHOP Corp. is the lender with respect to an Acquisition Loan, Employer Contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan (with written notice to the Trustee and Committee).  If IHOP Corp. is not the lender with respect to an Acquisition Loan, IHOP Corp. may elect (with written notice to the Trustee and Committee) to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer Contributions.

Notwithstanding the other provisions of this Section 15(c), the Committee may direct the Trustee to apply any cash proceeds resulting from the sale (or other disposition) of unallocated Financed Shares (in the Loan Suspense Account described in Section 15(d)) to repay the

Acquisition Loan (incurred to finance the purchase such Financed Shares) in connection with a merger, or sale of all (or substantially all) the assets of IHOP Corp. or sale of all (or substantially all) the stock of IHOP Corp. or in the event of the termination of the Plan or if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code.

(d)           Allocation of Financed Shares - Any Financed Shares acquired by the Trust shall initially be credited to a “Loan Suspense Account” and will be allocated to the IHOP Stock Accounts of Participants only as payments on the Acquisition Loan are made by the Trustee.  The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ IHOP Stock Accounts for each Plan Year shall be determined by the Committee (as of each Allocation Date) as follows:

(1)           Principal/Interest Method - The number of Financed Shares held in the Loan Suspense Account immediately before the release for the current Plan Year shall be multiplied by a fraction.  The numerator of the fraction shall be the amount of principal and/or interest paid on the Acquisition Loan for that Plan Year.  The denominator of the fraction shall be the sum of the numerator plus the total payments of principal and interest on that Acquisition Loan projected to be paid for all future Plan Years.  For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the current Allocation Date.

(2)           Principal Only Method - The Committee may elect (as to each Acquisition Loan) or the provisions of the Acquisition Loan may provide for the release of Financed Shares from the Loan Suspense Account based solely on the ratio that the payments of principal for each Plan Year bear to the total principal amount of the Acquisition Loan.  This method may be used only to the extent that:  (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period does not exceed ten years, even in the event of a renewal, extension or refinancing of the Acquisition Loan.

In each Plan Year in which Trust Assets are applied to make payments on an Acquisition Loan, the Financed Shares released from the Loan Suspense Account in accordance with the provisions of this Section 15(d) shall be allocated among the IHOP Stock Accounts of Participants in the manner determined by the Committee based upon the source of funds (Discretionary Contributions, Safe Harbor Contributions, earnings attributable to such Employer Contributions and cash dividends on Financed Shares allocated to Participants’ IHOP Stock Accounts or cash dividends on Financed Shares not yet allocated to Participants’ Accounts) used to make the payments on the Acquisition Loan.  If cash dividends on Financed Shares allocated to a Participant’s IHOP Stock Account are used to make payments on an Acquisition Loan, Financed Shares (whose Fair Market Value is at least equal to the amount of such dividends) released from the Loan Suspense Account shall be allocated to that Participant’s IHOP Stock Account.

(e)           Net Income (or Loss) and Dividends - The determination of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan.  Any cash dividends received on any Financed Shares credited to the Loan Suspense Account shall be included in the computation of the net income (or loss) of the Trust.  Any stock dividends received on IHOP Stock in the Loan Suspense Account shall be credited to the

Loan Suspense Account.  The Committee shall keep separate records of Financed Shares and of Employer Contributions (and any earnings thereon) made for the purpose of enabling the Trust to repay any Acquisition Loan.

(f)            Allocation Limitation - Any Employer Contributions which are used by the Trust (not later than the due date, including extensions, for filing IHOP Corp.’s Federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares which are allocated as Forfeitures, shall not be included as Annual Additions under Section 7; provided, however, that the provisions of this Section 15(f) shall be applicable for any Plan Year only if not more than one-third of the Employer Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees; and the Committee shall reallocate such Employer Contributions to the extent it deems to be appropriate to satisfy this special rule.

The Annual Additions under Section 7 with respect to Financed Shares released from the Loan Suspense Account (by reason of Employer Contributions used for payments on an Acquisition Loan) and allocated to Participants’ IHOP Stock Accounts shall be the lesser of (A) the amount of such Employer Contributions (as determined after application of the preceding paragraph); or (B) the Fair Market Value of IHOP Stock as of the Allocation Date (as determined after application of the preceding paragraph).  Annual Additions shall not include any allocation attributable to any proceeds from the sale of Financed Shares by the Trust or to appreciation (realized or unrealized) in the Fair Market Value of IHOP Stock.

(g)           Forfeitures - Financed Shares shall be forfeited under Section 10(b) only after other shares of IHOP Stock have been forfeited.

(h)           Distributions - For purposes of Section 12(b) and except as otherwise provided in Section 12(c), if a Participant’s Capital Accumulation includes Financed Shares, the Committee may elect to defer the distribution of that portion of his Capital Accumulation attributable to such Financed Shares until the Plan Year following the Plan Year in which the Acquisition Loan (incurred to acquire such Financed Shares) has been fully repaid.

Section 16.  No Assignment of Benefits

A Participant’s Capital Accumulation may not be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process, except in accordance with (i) a “qualified domestic relations order” (as defined in Section 414(p) of the Code); (ii) a federal tax levy or collection by the IRS on a judgment resulting from an unpaid tax assessment; or (iii) a judgment or settlement described in Section 401(a)(13)(C) of the Code.  Distributions made to an alternate payee in accordance with a qualified domestic relations order may commence prior to the date on which the Participant attains his “earliest retirement age” (as defined in Section 414(p)(4)(B) of the Code).

Section 17.  Administration

(a)           Administrative Committee - The Plan will be administered by an Administrative Committee composed of one or more individuals appointed by the Board of Directors to serve at its pleasure and without compensation.  The members of the Committee shall be the named fiduciaries with authority to control and manage the operation and administration of the Plan.  Members of the Committee need not be Employees or Participants.  Any Committee member may resign by giving notice, in writing, to the Board of Directors.

(b)           Committee Action - Committee action will be by vote of a majority of the members at a meeting or by written unanimous consent without a meeting.  A Committee member who is a Participant shall not vote on any question relating specifically to himself.

The Committee shall choose from its members a Chairman and a Secretary.  The Chairman or the Secretary of the Committee shall be authorized to execute any certificate or other written direction on behalf of the Committee.  The Secretary shall keep a record of the Committee’s proceedings and of all dates, records and documents pertaining to the administration of the Plan.

(c)           Powers and Duties of the Committee - The Committee shall have all powers necessary to enable it to administer the Plan and the Trust Agreement in accordance with their provisions, including without limitation the following:

(1)                                  resolving all questions relating to the eligibility of Employees to become Participants;

(2)                                  determining the appropriate allocations to Participants’ Accounts pursuant to Sections 6 and 15;

(3)                                  determining the amount of benefits payable to a Participant (or Beneficiary), and the time and manner in which such benefits are to be paid;

(4)                                  authorizing and directing all disbursements of Trust Assets by the Trustee;

(5)                                  establishing procedures in accordance with Section 414(p) of the Code to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders;

(6)                                  engaging any administrative, legal, accounting, clerical or other services that it may deem appropriate;

(7)                                  construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan that are consistent with the terms of the Plan documents and of ERISA and the Code;

(8)                                  compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan;

(9)                                  reviewing the performance of the Trustee with respect to the Trustee’s administrative duties, responsibilities and obligations under the Plan and Trust Agreement; and

(10)                            executing agreements and other documents on behalf of the Plan and Trust.

The Committee shall be responsible for directing the Trustee as to the investment of Trust Assets.  The Committee may delegate to the Trustee the responsibility for investing Trust Assets other than IHOP Stock.  The Committee shall establish a funding policy and method for directing the Trustee to acquire IHOP Stock (and for otherwise investing the Trust Assets) in a manner that is consistent with the objectives of the Plan and the requirements of ERISA.

The Committee shall perform its duties under the Plan and the Trust Agreement solely in the interests of the Participants (and their Beneficiaries).  Any discretion granted to the Committee under any of the provisions of the Plan or the Trust Agreement shall be exercised only in accordance with rules and policies established by the Committee which shall be applicable on a nondiscriminatory basis.  The Committee shall have sole and exclusive discretionary authority to construe and interpret the terms of the Plan and Trust.  All decisions and interpretations of the Committee under this Section 17 shall be conclusive and binding upon all persons with an interest in the Plan and shall be given the greatest deference permitted by law.

(d)           Expenses - All reasonable expenses of administering the Plan and Trust shall be charged to and paid out of the Trust Assets.  IHOP may, however, pay all or any portion of such expenses directly, and payment of expenses by IHOP shall not be deemed to be Employer Contributions.

(e)           Information to be Submitted to the Committee - To enable the Committee to perform its functions, IHOP shall supply full and timely information to the Committee on all matters as the Committee may require, and shall maintain such other records as the Committee may determine are necessary or appropriate in order to determine the benefits due or which may become due to Participants (or Beneficiaries) under the Plan.

(f)            Delegation of Fiduciary Responsibility - The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan that are permitted to be so delegated under ERISA; provided, however, that responsibility for investment of the Trust Assets may not be allocated or delegated other than as provided in Section 17(c).  Any such allocation or delegation shall be made in writing, shall be reviewed periodically by the Committee and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances.

(g)           Bonding, Insurance and Indemnity - To the extent required under Section 412 of ERISA, IHOP Corp. shall secure fidelity bonding for the fiduciaries of the Plan.

IHOP Corp. (in its discretion) or the Trustee (as directed by the Committee) may obtain a policy or policies of insurance for the Committee (and other fiduciaries of the Plan) to cover liability or loss occurring by reason of the act or omission of a fiduciary.  If such insurance is purchased with Trust Assets, the policy must permit recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary.

IHOP hereby agrees to indemnify each member of the Committee (to the extent permitted by law) against any personal liability or expense resulting from his service on the Committee, except such liability or expense as may result from his own willful misconduct.

(h)           Notices, Statements and Reports - IHOP Corp. shall be the “Plan Administrator” (as defined in Section 3(16)(A) of ERISA and Section 414(g) of the Code) for purposes of the reporting and disclosure requirements of ERISA and the Code.  The Committee shall assist IHOP Corp., as requested, in complying with such reporting and disclosure requirements.  The Committee shall be the designated agent of the Plan for the service of legal process.

Section 18.  Claims Procedure

A Participant (or Beneficiary) who does not receive a distribution of benefits to which he believes he is entitled may present a claim to the Committee.  The claim for benefits must be in writing and addressed to the Committee or to IHOP Corp.  If the claim for benefits is denied, the Committee shall notify the Participant (or Beneficiary) in writing within 90 days after the Committee initially received the benefit claim.  Any notice of a denial of benefits shall advise the Participant (or Beneficiary) of the basis for the denial, any additional material or information necessary for the Participant (or Beneficiary) to perfect his claim and the steps which the Participant (or Beneficiary) must take to have his claim for benefits reviewed.

Each Participant (or Beneficiary) whose claim for benefits has been denied may file a written request for a review of his claim by the Committee.  The request for review must be filed by the Participant (or Beneficiary) within 60 days after he receives the written notice denying his claim.  The decision of the Committee will be made within 60 days after receipt of a request for review and shall be communicated in writing to the claimant.  Such written notice shall set forth the basis for the Committee’s decision.  If there are special circumstances (such as the need to hold a hearing) which require an extension of time for completing the review, the Committee’s decision shall be rendered not later than 120 days after receipt of a request for review.  All decisions and interpretations of the Committee under this Section 18 shall be conclusive and binding upon all persons with an interest in the Plan and shall be given the greatest deference permitted by law.

Section 19.  Limitation on Participants’ Rights

A Participant’s Capital Accumulation will be based solely upon his vested interest in his Accounts and will be paid only from the Trust Assets.  IHOP, the Committee and the Trustee shall have no duty or liability to furnish the Trust with any funds, securities or other assets, except as expressly provided in the Plan.

The adoption and maintenance of the Plan shall not be deemed to constitute a contract of employment or otherwise between IHOP and any Employee, or to be a consideration for, or an inducement or condition of, any employment.  Nothing contained in this Plan shall be deemed to give an Employee the right to be retained in the Service of IHOP or to interfere with the right of IHOP to discharge, with or without cause, any Employee at any time.

Section 20.  Future of the Plan

IHOP Corp. reserves the right to amend or terminate the Plan (in whole or in part) and the Trust Agreement at any time, by action of the Board of Directors.  Neither amendment nor termination of the Plan shall retroactively reduce the vested rights of Participants or permit any part of the Trust Assets to be diverted to or used for any purpose other than for the exclusive benefit of the Participants (and their Beneficiaries).

IHOP Corp. specifically reserves the right to amend the Plan and the Trust Agreement retroactively in order to satisfy any applicable requirements of the Code and ERISA.

If the Plan is terminated (or partially terminated), participation of Participants affected by the termination will end.  If Employer Contributions are not replaced by contributions to a comparable plan which satisfies the requirements of Section 401(a) of the Code, the Accounts of only those Participants who are Employees on the effective date of the termination will become nonforfeitable as of that date.  A complete discontinuance of Employer Contributions shall be deemed to be a termination of the Plan for this purpose.  The Capital Accumulations of those Participants whose Service terminated prior to the effective date of Plan termination will continue to be determined pursuant to Section 10(a); and, to the extent that such Participants are not vested, the balances in their Accounts will become Forfeitures to be reallocated as of the effective date of Plan termination.

After termination of the Plan, the Trust will be maintained until the Capital Accumulations of all Participants have been distributed.  Capital Accumulations may be distributed following termination of the Plan or distributions may be deferred as provided in Section 12, as IHOP Corp. shall determine.  In the event that IHOP Stock is sold (or otherwise disposed of) in connection with the termination of the Plan or the amendment of the Plan to become a qualified employee plan that is not a stock bonus plan, all Capital Accumulations will be distributed in cash.

In the event of the merger or consolidation of this Plan with another plan, or the transfer of Trust Assets (or liabilities) to another plan, the Account balances of each Participant immediately after such merger, consolidation or transfer must be at least as great as immediately before such merger, consolidation or transfer (as if the Plan had then terminated).

Section 21.  “Top-Heavy” Contingency Provisions

(a)           The provisions of this Section 21 are included in the Plan pursuant to Section 401(a)(10)(B)(ii) of the Code and shall become applicable only if the Plan becomes a “top-heavy plan” under Section 416(g) of the Code for any Plan Year.

(b)           The determination as to whether the Plan becomes “top-heavy” for any Plan Year shall be made as of the Allocation Date of the immediately preceding Plan Year by considering the Plan together with the 401(k) Plan.  The Plan (and the 401(k) Plan) shall be “top-heavy” only if the total Account balances under the Plan and the 401(k) Plan for “key employees” as of the determination date exceeds 60% of the total Account balances for all Participants.  For such purpose, Account balances shall be computed and adjusted pursuant to Section 416(g) of the Code.  “Key employees” shall be certain Participants (who are officers or stockholders of IHOP) and Beneficiaries described in Section 416(i)(1) or (5) of the Code.

(c)           For any Plan Year in which the Plan is “top-heavy,” each Participant who is an Employee on the Allocation Date (and who is not a “key employee”) shall receive a minimum allocation of Employer Contributions and Forfeitures which is equal to the lesser of:

(1)           3% of his Statutory Compensation; or

(2)                                  the same percentage of his Statutory Compensation as the allocation to the “key employee” for whom the percentage is the highest for that Plan Year.  For this purpose, the allocation to the “key employee” shall include an “elective contributions” made on his behalf for the Plan Year to the 401(k) Plan.

Section 22.  Governing Law

The provisions of this Plan and the Trust Agreement shall be construed, administered and enforced in accordance with the laws of the State of Delaware, to the extent such laws are not superseded by ERISA.

Section 23.  Execution

To record the amendment and restatement of the Plan, IHOP has caused this document to be executed on this 15th day of August, 2001.

IHOP CORP.	INTERNATIONAL HOUSE OF
PANCAKES, INC.

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